UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☐                           Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
PIPER JAFFRAY COMPANIES
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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☐	Fee paid previously with preliminary materials.

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Piper Jaffray Intranet Posting

Piper Jaffray 2013 Annual Meeting of Shareholders - Vote your shares

Employees who hold shares of Piper Jaffray at Computershare, or in the Piper Jaffray Companies Retirement Plan will be receiving an e-mail by March 26, 2013 with the subject line of “PIPER JAFFRAY COMPANIES Annual Meeting”. Please do not delete this e-mail and be sure to retain your twelve-digit control number within the e-mail. The e-mail will have a link that takes you directly to a voting site, or go to www.proxyvote.com at any time and enter your control number.
Employees who are shareholders of Piper Jaffray are encouraged to vote according to the Board of Directors' recommendation as follows:

•	FOR all of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2013;

•	FOR approval of our Amended and Restated 2003 Annual and Long-Term Incentive Plan; and

•	FOR an advisory vote to approve the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote.
If you hold shares in a personal brokerage account, you will receive information in the mail with voting instructions.  If you receive both an e-mail and a mailing, it is important that you submit votes for all shares held.
Employees own a significant amount of Piper Jaffray common stock and it is critical that you vote your shares.